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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 Amendment No. 1 of our report dated February 25, 1994, except as to the restated earnings per share amounts included under the caption "Selected Financial Data of Chevron" of this Form S-3 Amendment No. 1, which is as of May 11, 1994, relating to the financial statements of Chevron Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1993. Such report is included in Chevron's Current Report on Form 8-K dated October 28, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedules which appears on page 35 of Chevron Corporation's 1993 Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 28, 1995, which appears on page FS-13 of Chevron's Current Report on Form 8-K dated March 10, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PRICE WATERHOUSE LLP

San Francisco, California
March 10, 1995